As filed with the Securities and Exchange Commission on March 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-3648180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

79 T.W. Alexander Drive

4501 Research Commons, Suite 100

Research Triangle Park, NC 27709

(919) 213-9835

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Velleca, M.D., Ph.D.

President and Chief Executive Officer

G1 Therapeutics, Inc.

79 T.W. Alexander Drive

4501 Research Commons, Suite 100

Research Triangle Park, NC 27709

(919) 213-9835

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan L. Kravetz, Esq. Megan N. Gates, Esq. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Michael D. Maline, Esq. Edwin M. O’Connor, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-223445

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	460,000	$29.50	$13,570,000	$1,689.47

(1)	Represents only the additional number of shares of common stock being registered hereby, which includes up to 60,000 shares that may be purchased by the underwriters upon the exercise of their option to purchase additional shares. Does not include 3,450,000 shares of common stock that the Registrant previously registered on the registration statement on Form S-1 (File No. 333-223445).
(2)	The registrant previously registered securities at an aggregate offering price not to exceed $83,248,500 on a Registration Statement on Form S-1 (File No. 333-223445), which was declared effective by the Securities and Exchange Commission on March 7, 2018. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $13,570,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 relates to the public offering of common stock of G1 Therapeutics, Inc. contemplated by the registration statement on Form S-1 (File No. 333-223445), as amended, filed by G1 Therapeutics, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on March 7, 2018 (the “Prior Registration Statement”). This registration statement is filed pursuant to Rule 462(b) promulgated under the Securities Act, solely to increase the number of shares of common stock to be offered in the public offering by 460,000 shares, which includes up to 60,000 shares that may be purchased by the underwriters upon the exercise of their option to purchase additional shares. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference herein.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Included on the signature page to the Registrant’s registration statement on Form S-1 (File No. 333-223445), filed with the Securities and Exchange Commission on March 5, 2018, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina, on the 7th day of March, 2018.

G1 THERAPEUTICS, INC.

/s/ Mark A. Velleca, M.D., Ph.D.
Mark A. Velleca, M.D., Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark A. Velleca, M.D., Ph.D. Mark A. Velleca, M.D., Ph.D.	Chief Executive Officer, President and Director (principal executive officer)	March 7, 2018

/s/ Barclay A. Phillips Barclay A. Phillips	Chief Financial Officer (principal financial officer)	March 7, 2018

/s/ Jennifer K. Moses Jennifer K. Moses	Vice President of Finance and Administration (principal accounting officer)	March 7, 2018

* Seth A. Rudnick, M.D.	Chairman of the Board	March 7, 2018

* Fredric N. Eshelman, Pharm.D.	Director	March 7, 2018

* Glenn P. Muir	Director	March 7, 2018

* Tyrell J. Rivers, Ph.D.	Director	March 7, 2018

* Christy L. Shaffer, Ph.D.	Director	March 7, 2018

* Sir Andrew P. Witty	Director	March 7, 2018

*By:	/s/ Barclay A. Phillips	March 7, 2018
Barclay A. Phillips, Attorney-in-fact